                                                                   EXHIBIT 10.37








                               LICENSE AGREEMENT

                                    between

               CONVATEC, A DIVISION OF E.R. SQUIBB & SONS, L.L.C.

                                      and

                   BIOPROGRESS TECHNOLOGY INTERNATIONAL INC.






                                             Dated 27th August 2002


ARTICLE NUMBER                      TITLE                                  PAGE NUMBER
--------------                      -----                                  -----------

      I.                            DEFINITIONS                                     4

      II.                           DISCLOSURE                                      7

      III.                          PRODUCT DELIVERY MILESTONE PROGRAM              7

      IV.                           GRANT OF LICENSE                                9

      V.                            ROYALTIES AND PERFORMANCE                      10

      VI.                           REPORTS                                        13

      VII.                          TIMES AND CURRENCIES OF PAYMENT                15

      VIII.                         INFRINGEMENT                                   16

      IX.                           PATENT APPLICATIONS                            18

      X.                            REISSUE                                        19

      XI.                           FUTURE DEVELOPMENTS                            21

      XII.                          PRODUCT TESTING AND COMPLIANCE                 21

      XIII.                         DEVELOPMENT RECOGNITION                        23

      XIV.                          CONFIDENTIALITY                                23

      XV.                           EFFECTIVE DATE AND TERM                        24

      XVI.                          TERMINATION FOR CAUSE                          25

      XVII.                         RIGHTS AND OBLIGATIONS UPON
                                    TERMINATION                                    26

      XVIII.                        ASSIGNMENT                                     27

      XIX.                          NOTICES                                        28

      XX.                           ENTIRE AGREEMENT AND AMENDMENTS                29

      XXI.                          GOVERNING LAW                                  29

      XXII.                         REVIEW AND COMMENT                             29

                       DEVELOPMENT AND LICENSE AGREEMENT
                       ---------------------------------


This Agreement, made as of the 27th day of August, 2002 by and between BioProgress Technology International, Inc. having an address of 9055 Huntcliffe Trace, Atlanta, GA 30350 (hereinafter referred to as "LICENSOR") and CONVATEC, a Division of E.R. Squibb & Sons, L.L.C., with offices at 200 Headquarters Park Drive, Skillman, New Jersey 08558 USA (hereinafter referred to as "CONVATEC").

                                        WITNESSETH:

     WHEREAS, LICENSOR represents and warrants that it owns all of the right, title and interest in and to certain patent rights and information pertaining to a device (such rights and device hereinafter defined); and

     WHEREAS, LICENSOR and CONVATEC desire to undertake and complete a program to provide Product based upon said device; and

     WHEREAS, CONVATEC is desirous of obtaining certain rights and licenses from LICENSOR relating to the aforementioned patent rights and information; and

     WHEREAS, LICENSOR is willing to grant such licenses and rights upon the conditions hereof;


     NOW THEREFORE, for and in consideration of the premises and the mutual promises hereinafter contained, and other good and valuable consideration, the parties hereto have mutually agreed as follows:



ARTICLE I. DEFINITIONS
----------------------


     The following terms as used in this Agreement shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article:


     A. "Device" shall mean the medical article described in Attachment A hereto.



     B. "Licensed Patents" shall mean the patent(s) and/or patent application(s) specified in Attachment B hereto and any and all other patents and/or patent applications in the Territory now or hereafter during the term of this Agreement owned or controlled by LICENSOR and disclosing and claiming the Device, together with any and all patents that may issue or may have issued therefrom in the Territory including any and all renewals, divisions, continuations, continuations-in-part, confirmations, reissues, substitutions, registrations, revalidations, revisions, extensions or additions of or to any of the aforesaid patents and patent applications. From time to time during the term of this agreement, LICENSOR will provide CONVATEC, upon request, with an updated version of Attachment B.



     C. "Net Sales Price" shall mean the gross invoice price at which Product is sold, less commissions allowed to distributors, discounts allowed dealers, cash discounts, refunds, replacements or credits allowed to purchasers for return of Product or as reimbursment for damaged Product, freight, postage, insurance and other shipping charges, sales and use taxes, customs duties and any other governmental charges imposed on the production, importation, use or sale of Product.



     D. "Product" shall mean any device the manufacture, use or sale of which would, but for this Agreement, infringe a Valid Claim or any device incorporating, or the manufacture, use or sale of which utilizes Technology.



     E. "Subsidiary" shall mean any corporation directly or indirectly owning, owned by, or under common ownership with the party in question to the extent of at least fifty percent (50%) of the voting shares, including directors' qualifying shares owned beneficially by such party, having the power to vote for directors.

F. "Technology" shall mean all information, technical data, or other know-how which relates to the manufacture, use or sale of the Device (including clinical data, medical uses and methods, product forms, specifications and manufacturing data) which LICENSOR has heretofore developed or acquired, or may hereafter develop or acquire, and possesses at any time during the term of this Agreement and which LICENSOR is free to disclose and furnish to CONVATEC hereunder.

G.   "Territory" shall mean all countries of the world, without exception.

H. "Valid Claim" shall be deemed to mean a claim pending in a patent application or in an unexpired patent included within the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.


ARTICLE II. DISCLOSURE
----------------------

          Promptly after the effective date of this Agreement and from time to time thereafter during the term of this Agreement, LICENSOR shall, to the extent that it has not already done so, disclose and furnish to CONVATEC, in writing or other form acceptable to CONVATEC, Technology which is then known or possessed by LICENSOR.


ARTICLE III. PRODUCT DELIVERY MILESTONE PROGRAM
-----------------------------------------------

          A. Commencing upon the effective date of this Agreement, LICENSOR shall undertake a program to provide Product based upon the Device described in Attachment A hereto and the Licensed Patents described in Attachment B hereto. CONVATEC shall provide licensing payments based upon the achievement of specific milestones by LICENSOR and corresponding payments set forth below:

Upon signing of the License Agreement:
$*

Upon Delivery to CONVATEC of one thousand (1,000) clinical trial samples of Product meeting the criteria of CONVATEC for use in human clinical trials, including CE marking, plus provision of such market research materials as shall be agreed by LICENSOR and CONVATEC: $*

Upon completion of final packaging and Product specifications and production of inventory for first market(s) launch: $*

Upon first sale by CONVATEC of a Product in any country of the Territory: $*

These initial four (4) licensing payments will be made by electronic transfer to the bank account of BioProgress

          Technology International Inc. as follows:
          Bank:               Bank of America
          Address:            8755 Roswell Road
                              Atlanta, GA  30350 USA
          Account Title:      BioProgress Technology International Inc.
          Account Number:     003261231908
          Routing Code:       061000052



          B. CONVATEC may in its sole discretion determine to discontinue the licensing payments set forth in Article III, Paragraph A, above, at any time, in which case it shall notify LICENSOR in writing of its election to discontinue licensing payments and to conclude any further participation in the program, without penalty or further obligation of CONVATEC to LICENSOR. In the event of such a discontinuance of licensing payments, all rights of CONVATEC under the Licensed Patents granted by this Agreement shall immediately terminate and/or revert to LICENSOR, which shall have no further obligation to CONVATEC hereunder.



ARTICLE IV. GRANT
-----------------

     LICENSOR hereby grants to CONVATEC and its Subsidiaries an exclusive worldwide license, including the right to grant sublicenses, under Licensed Patents and to use Technology, to make, have made, use and sell Product.



ARTICLE V. ROYALTIES AND PERFORMANCE
------------------------------------



     A. In consideration of the licenses and rights granted by LICENSOR to CONVATEC hereunder, CONVATEC will pay or cause to be paid to LICENSOR, for each calendar year or fraction thereof during the term of this Agreement, a royalty equal to the following percentages of the Net Sales Price of Product, the manufacture, use or sale of which is covered by a Valid Claim, sold by CONVATEC and its Subsidiaries and sublicensees:


               Upon yearly sales of Product
               up to and including $*:                      *%

               Upon yearly sales of Product
               exceeding $*
               up to and including $*:                      *%

               Upon yearly sales of Product
               exceeding $*:                                *%


               MINIMUM ROYALTIES:
               Year 1*   $*

               Year 2*   $*

          *For purposes of the computation of minimum royalties, "Year 1" shall be deemed to include the first twelve (12) calendar months following first sale by CONVATEC of a Product in any country of the Territory and "Year 2" shall be deemed to include the next subsequent twelve
          (12) calendar months following "Year 1".


B. The obligation to pay royalties to LICENSOR under this Article is imposed only once with respect to the same unit of Product regardless of the number of Valid Claims and Licensed Patents covering the same. There shall be no obligation to pay LICENSOR under this Article on sales of Product between CONVATEC and its Subsidiaries and sublicensees or between any of them but in such instances the obligation to pay royalties shall arise upon the sale by CONVATEC or its Subsidiaries or sublicensees to unrelated third parties. Payments due under Paragraph A or this Article shall be deemed to accrue when Product is shipped or billed, whichever event shall first occur.


C. If a patent or patents of a third party who is not a Subsidiary of CONVATEC should exist during the term of this Agreement in any country covering the manufacture, use or sale of any Product, and if it should prove, in CONVATEC's judgment, impractical or impossible for CONVATEC or its Subsidiaries or sublicensees to continue the activity or activities licensed hereunder without obtaining a royalty-bearing license from such third party under such patent or patents, then CONVATEC shall be entitled to a credit against the payments due hereunder of any amount equal to the royalty paid to such third party arising from the manufacture, use or sale of Product in said country.


D. If at any time or from time to time a third party in any country shall, under right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Product with respect to which royalties shall be payable pursuant to Paragraph A of this Article, then CONVATEC, upon notice to LICENSOR and during the period such compulsory license shall be effective, shall have the right to reduce such royalty on each unit of Product sold in such country to an amount no greater than the amount payable by said third party in consideration of its compulsory license.

     E. The royalty rates set forth in this Article V, Paragraph A, above, for Product sold in a country of the Territory shall be reduced by fifty percent (50%) in the event that at any time or from time to time a third party or third parties not having a license under the Licensed Patents from LICENSOR shall make, use or sell in any such country the Licensed Device; provided however, that such reduction shall be applicable only during such periods of manufacture, use or sale by such third party.

     F. In the absence of a Licensed Patent covering a Product licensed to CONVATEC under this Agreement and notwithstanding any other provisions of this Agreement, the royalties payable under Paragraph A of this Article V shall terminate at any time LICENSOR ceases or is unable to provide the aid and assistance required in Article XII hereunder.


ARTICLE VI. REPORTS
-------------------

     Within ninety (90) days after the close of each calendar quarter of each year during the term of this Agreement (including the last day of any such calendar quarter following the expiration date of this Agreement), CONVATEC shall report to LICENSOR all payments actually accruing under Article V during such calendar quarter. Such quarterly reports shall indicate for such calendar quarter the Net Sales Price of the Product sold by CONVATEC and its Subsidiaries and sublicensees with respect to which payment is due and the amount of such payment. In case no payment is due for any such period, CONVATEC shall so report. CONVATEC shall keep, and it shall cause its Subsidiaries and sublicensees to keep, accurate records in sufficient detail to enable the aforesaid payment due under Article
V to be determined. Upon the request of LICENSOR, CONVATEC and its Subsidiaries and sublicensees shall permit an independent certified public accountant selected by LICENSOR to have access, once in each calendar year during regular business hours and upon reasonable notice to CONVATEC, to such of the records of CONVATEC and its Subsidiaries and sublicensees as may be necessary to verify the accuracy of the reports made during the previous calendar year, except that: said accountant shall meet the prior approval of CONVATEC or its Subsidiary or its sublicensee in question, which approval shall not be unreasonably denied, and; said accountant shall not disclose to LICENSOR any information except that which should properly have been contained in such reports, and; said audit right may not be exercised more than once in any one calendar year. The records from which the royalty reports are prepared need not be retained by CONVATEC longer than CONVATEC's then current records retention policy for such documents.



ARTICLE VII. TIMES AND CURRENCIES OF PAYMENT
---------------------------------------------



     Payments shown to have accrued by each of the quarterly reports provided for under Article VI above shall be due and payable on the date such report is due shall be paid in United States Dollars, or at CONVATEC's election, in the currency of the country in which the Product was sold. CONVATEC or its Subsidiaries as agents for LICENSOR will deduct or withhold from such payments and pay to the proper taxing authority all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments and proof of payment secured and sent to LICENSOR as evidence of such payment. The rate of exchange to be used in computing the amount of local currency equivalent to the United States Dollars due to LICENSOR as royalty shall be the commercial exchange rate in effect in New York, New York on the last business day of the calendar quarter for which payment is being made. If at any time conditions or legal restrictions exist in any country where Product is sold by CONVATEC or its Subsidiaries or sublicensees, which legal restrictions prevent the prompt remittance of the royalties due to LICENSOR, CONVATEC shall have the right and option to make such payments by depositing the amount thereof, subject to an appropriate adjustment due to the inability to obtain appropriate tax deduction, in local currency to LICENSOR's account in a bank or other depository selected by LICENSOR. CONVATEC shall be excused from remitting such royalties in accordance with the provisions of this Article during the pendency of such legal restrictions.



ARTICLE VIII. INFRINGEMENT
--------------------------



     A. In the event that a third part appears to be infringing one or more of the Licensed Patents, CONVATEC shall bring such infringement to the attention of LICENSOR. If LICENSOR does not institute infringement proceedings against such third party within ninety (90) days after written notice from CONVATEC that such third party appears to be infringing one or more of the Licensed Patents, CONVATEC shall have the right to take whatever steps in its own and sole discretion it shall deem advisable, including but not limited to, settlement or the filing of suit for damages or to enjoin such sales or offers for sale by such third party. LICENSOR agrees to perform all acts which may become necessary or desirable to vest in CONVATEC the right to institute any such suit and shall, upon reasonable notice, cooperate and, to the extent deemed necessary or desirable by CONVATEC and at CONVATEC's expense, participate in any suit to enjoin such infringement and to collect, for the benefit of CONVATEC, damages, profits and awards of any nature recoverable for such infringement. The costs and expenses of such suit or settlement shall be borne by CONVATEC. Recovery of damages in any such suit or settlement with any third party shall inure to the benefit of CONVATEC; however, CONVATEC shall after first recouping its reasonable attorneys' fees and costs incurred in connection with such suit or settlement apply any excess recovered damages to reimbursing LICENSOR, to the extent of such excess, the royalties that would have been payable to LICENSOR but for application of Article V, Paragraph E, hereof.




     B. LICENSOR agrees should a third party institute a patent infringement suit in any country of the Territory against CONVATEC or a Subsidiary or sublicensee of CONVATEC predicated on CONVATEC's or its Subsidiaries' or sublicensees' manufacture, use or sale of Product, CONVATEC shall have the right to reduce by fifty percent (50%) royalties due to LICENSOR in such country hereunder with respect to such Product. In the event such third party suit is successfully defended by CONVATEC, it shall, upon final determination thereof, pay to LICENSOR all royalties that would have been payable to LICENSOR if such suit had not been instituted, less reasonable attorneys' fees and costs incurred by CONVATEC in connection with such suit, which shall not exceed the total amount of royalties payable to LICENSOR by virtue of said successful defense and final determination.


ARTICLE IX. PATENT APPLICATIONS
-------------------------------


A. CONVATEC shall have the right to have patent applications covering the Device filed at its own expense in those countries which CONVATEC in its sole discretion deems advisable in view of its commercial operations. LICENSOR agrees to execute or cause to be executed all documents necessary or desirable for the purpose of applying for and obtaining patents thereon. All such applications will be owned by LICENSOR. LICENSOR shall control the prosecution of all patent applications within the Licensed Patents but shall provide or cause to be provided to CONVATEC a copy of all correspondence to and from the patent authorities of each country of the Territory in which such patent application has been filed, so as to afford CONVATEC sufficient time to comment and advise. The cost of filing patent applications in a country of the Territory where the filing was made by CONVATEC or at CONVATEC's request as well as the expense incurred by LICENSOR in prosecuting and in maintaining such application, shall be paid by CONVATEC. CONVATEC's obligation to pay for patent prosecution expenses shall not require CONVATEC to pay for expenses of prosecution or appeal other than in the patent office of the country concerned.

     B. It is expressly understood and agreed that patent applications may be filed by LICENSOR at LICENSOR's expense in any country in which CONVATEC elects not to file a patent application and that all such patent applications filed by LICENSOR are included within the Licensed Patents. LICENSOR shall advise CONVATEC of the filing of each such patent application and LICENSOR will cause same to be prosecuted diligently and in good faith at its own expense.

ARTICLE X. REISSUE
------------------

     In the event CONVATEC requests that LICENSOR file an application for reissue of a Licensed Patent of the United States to correct an infirmity and with such request, in support thereof, provides to LICENSOR a written legal opinion of independent patent counsel, then LICENSOR within sixty
(60) days of receipt of such request shall either instruct patent counsel of its choice to file such an application for reissue, or advise CONVATEC that it chooses not to file such an application. If LICENSOR chooses not to file an application for reissue, then LICENSOR and CONVATEC shall mutually agree upon independent patent counsel, who shall review LICENSOR's request and reasons given in support thereof and shall provide to LICENSOR and CONVATEC an opinion as to the necessity or desirability for the filing of such an application.

     If such independent patent counsel selected by LICENSOR and CONVATEC recommends that the application for reissue be filed and LICENSOR elects to file for reissue, then LICENSOR shall direct patent counsel of its choice to file such an application, and the cost of such independent counsel's opinion and the costs of filing said application shall be shared equally by the LICENSOR and CONVATEC. In the event that LICENSOR elects not to file for reissue contrary to the recommendation of independent patent counsel, then CONVATEC shall have the option to terminate this Agreement, or to convert the exclusive license granted in Article III above to a non-exclusive license and to reduce by one-half the royalties provided for in Article IV above, effective upon the date CONVATEC elects to convert the license to non-exclusive.

ARTICLE XI. FUTURE DEVELOPMENTS
-------------------------------

     LICENSOR will disclose to CONVATEC all improvements relating to the Device which are invented, developed or otherwise acquired by LICENSOR during the term of this Agreement. CONVATEC shall automatically have, subject to all of the terms and conditions of this Agreement but without any additional royalty, a worldwide exclusive license, including the right to grant sublicenses, with respect to and under any patents or patent applications which LICENSOR may secure or file thereon or in connection therewith. All such patents and patent applications shall be added to the Licensed Patents. LICENSOR shall provide CONVATEC with access to Technology developed or acquired by LICENSOR relating to said Technology developed or acquired by LICENSOR relating to said improvements and CONVATEC shall automatically have, subject to all the terms and conditions of this Agreement but without any additional royalty, a worldwide exclusive license to use such Technology.

ARTICLE XII. PRODUCT TESTING AND COMPLIANCE
-------------------------------------------
     At CONVATEC's request, LICENSOR shall aid and assist CONVATEC:

     (1)  in conducting laboratory and clinical evaluations of Product, and;

     (2) in preparing accurate labels, labeling, and advertising for Product as those terms are defined in the Federal Food, Drug and Cosmetic Act, and;

     (3) in securing the approval of any state or federal regulatory agency which approval may be necessary to commence or continue sales of Product, and;

     (4) in defending Product before any state or federal regulatory agency which may seek to seize, ban or prevent the introduction of Product into commerce.


     It is agreed and understood by and between the parties that the foregoing aid, education and assistance shall not be financial, but shall be given by way of review of protocols, materials and data, personal consultations, preparation of written statements, presentations and oral testimony. CONVATEC shall reimburse LICENSOR for all reasonable out-of-pocket expenses which LICENSOR may incur by reason of the foregoing and CONVATEC shall have the exclusive and sole right to use or disclose information and data resulting from such aid and assistance. No honorariums will be paid for such aid, education and assistance.

ARTICLE XIII. DEVELOPMENT RECOGNITION
-------------------------------------

     LICENSOR hereby grants to CONVATEC and its Subsidiaries the right to use LICENSOR's name in labeling, advertising and promotional literature, to acknowledge that Product was developed by or in cooperation with LICENSOR. Such grant shall continue for so long as CONVATEC and its Subsidiaries shall manufacture, distribute or sell Product in accordance with the terms of this Agreement.

ARTICLE XIV. CONFIDENTIALITY
----------------------------

     Each party undertakes to keep secret and confidential and not to disclose to any third party, except as it is necessary in carrying out the purpose of this Agreement, during the term of this Agreement and for a period of five (5) years thereafter any information, data or know-how disclosed to it by the other party except:

     (1) information, data and know-how which at the time of disclosure is in the public domain or publicly known or available;


     (2) information, data or know-how which, after disclosure, becomes part of the public domain or publicly known or available by publication or otherwise, except by breach of this Agreement by the receiving party;



     (4) information, data or know-how which the receiving party can establish by competent proof was in its possession at the time of disclosure by the other party;



     (4) information, data and know-how which the receiver receives from a third party; provided, however, that such information was not obtained by said third party from the other party; and



     (5) information, data and know-how which is derived by or on behalf of the receiver independently of such disclosure.



ARTICLE XV. EFFECTIVE DATE AND TERM
-----------------------------------



     A. This Agreement will become effective on the day and year first written above and will remain in effect until and expire upon the expiration of the last to expire of the patents licensed hereunder. After such expiration of this Agreement, CONVATEC shall have the right to make, use and sell Product without the further payment of royalty of otherwise accounting to LICENSOR.



     B. CONVATEC shall have the right to terminate this Agreement with respect to any country or countries upon sixty (60) days notice to LICENSOR. If CONVATEC should exercise such right to terminate this Agreement, CONVATEC's license under any patents or patent applications in such country or countries licensed under Article III hereof shall terminate, as shall its right to make further use in such country or countries of the Technology acquired from LICENSOR under this Agreement, and which CONVATEC is obliged to hold in confidence pursuant to Article XIII of this Agreement, either in Product sold in any such country or in manufacturing processes carried out in any such country.



ARTICLE XVI. TERMINATION FOR CAUSE
----------------------------------



     Failure by LICENSOR or CONVATEC or of any of its Subsidiaries to comply with any of the obligations and conditions herein contained, unless such failure results from or is caused by applicable laws or regulations, shall entitle the other party to give to the party in default notice requiring it to make good such default. If such default is not made good within ninety (90) days after receipt of such notice, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving notice to take effect immediately. The right of either party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.





ARTICLE XVII. RIGHTS AND OBLIGATIONS UPON TERMINATION
-----------------------------------------------------



     Termination of this Agreement for any reason shall be without prejudice to:



     (1) LICENSOR's right to receive all royalties accrued under Article V and unpaid on the effective date of such termination.



     (2)  the rights and obligations provided in Articles VI and

          XIV hereof, and



     (3) any other remedies which either party may then or thereafter have hereunder or otherwise.



     Upon the termination of this Agreement prior to the completion of the term provided for in Paragraph A of Article XV, CONVATEC may notify LICENSOR of the amount of Product that CONVATEC, its Subsidiaries and sublicensees, then have on hand and CONVATEC, its Subsidiaries and sublicensees, shall then be permitted by LICENSOR to sell that amount of Product, but no more, provided that CONVATEC shall pay royalties thereon at the rate and at the time herein provided and render reports thereon in the manner herein provided.




ARTICLE XVIII. ASSIGNMENT
-------------------------



     CONVATEC may assign its rights under this Agreement in whole or in part to any Subsidiary or Subsidiaries, which shall be substituted directly for it hereunder. At CONVATEC's request, LICENSOR shall enter into a separate counterpart agreement with any such Subsidiary. Such counterpart agreement shall be in the same form as this Agreement except for any necessary change in Licensed Patents to reflect the extent of the assignment, the substitution of the Subsidiary's name, and the effective date of the assignment. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party, except by CONVATEC to the successor or assignee of substantially all of its business related to medical products. It is expressly understood and agreed, however, that the assignor of any rights hereunder shall remain bound by the obligations hereof.


ARTICLE XIX. NOTICES
--------------------

     Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by registered mail, postage prepaid, addressed to such other party at its respective address as follows:


To LICENSOR:  BioProgress Technology International Inc.
              9055 Huntcliffe Trace
              Atlanta, GA 30350 USA
              Attention: Managing Director, BioProgress
              Technology Ltd.

To CONVATEC:  ConvaTec, a division of E.R. Squibb & Sons, L.L.C.
              200 Headquarters Park Drive
              Skillman, New Jersey 08558  USA
              Attention: Vice President, External Development or to such other address as the addressees shall have theretofore furnished in writing to the addressor.


ARTICLE XX.  ENTIRE AGREEMENT AND AMENDMENTS
--------------------------------------------

     This Agreement contains the entire understanding of the parties with respect to the matter contained herein. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by both parties hereto.


ARTICLE XXI.  GOVERNING LAW
---------------------------

     This Agreement shall be construed in accordance with the laws of the United States, State of New Jersey.


ARTICLE XXII.  REVIEW AND COMMENT
---------------------------------

     CONVATEC and LICENSOR shall afford to one another reasonable opportunity to review and comment upon any of their proposed press releases or other public documents wherein the name of the other party is mentioned. Any such proposed press release or other document shall be deemed to be Confidential Information within the meaning of Article XIV of this Agreement until publicly released by CONVATEC OR LICENSOR, as the case may be. This Article shall not require the review and comment of LICENSOR upon Product promotional materials of CONVATEC.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


BioProgress Technology             CONVATEC, a Division of
International Inc.                 E.R. Squibb & Sons, L.L.C.

By: /s/ Graham Robert Mason Hind   By: /s/ Gary C. Restani
   -----------------------------      -----------------------------
        Graham Robert Mason Hind           Gary C. Restani
Title: Director                    Title: President
      --------------------------         --------------------------
Date:  Aug 27, 2002                Date: Aug 23, 2002
      --------------------------         --------------------------


WITNESS: /s/ Joe Muncaster
--------------------------------
J. Muncaster
53 The Oaks
Milton
Cambr
CB4 62G

                                  ATTACHMENT A
                                  ------------


drainage bag for receiving bodily waste, so constructed as to dissolve and disperse in water after the application of a solvent, invented by LICENSOR, and which is disclosed and claimed in the Licensed Patents specified in Attachment B as of the date of execution of this Agreement.

                                  ATTACHMENT B
                                  ------------

                 United States Patent Number:  US 6,217,562 B1

                        Date of Patent:  April 17, 2001


OSTOMY1

WATER-DISPERSIBLE DISPOSABLE ENCLOSURE
--------------------------------------------------------------------------------
GB - GRANTED (SOLVENT INVENTION)
DIV GB9610947.5
APPN NO.  GB9906522.9
APPN DATE 23.3.99
PUBN NO. GB2333462
PUBN DATE 28.7.99
GRANT DATE 1.12.99
--------------------------------------------------------------------------------
US - GRANTED
APPN NO.  08/952,915
APPN DATE 24.5.96
GRANT NO. 6217562
GRANT DATE 17.4.2001
--------------------------------------------------------------------------------
EP - EXAMINED (SOLVENT INVENTION)
APPN NO. 96919913.2
APPN DATE 24.5.96
PUBN NO EP0833596
--------------------------------------------------------------------------------
WO - Examined
APPN NO. PCT/GB96/01267
APPN DATE 24.5.96
PUBN NO. WO 96/37171

Copies to be attached

                      FIRST AMENDMENT TO LICENSE AGREEMENT
                      -----------------------------------

     AND NOW, this 11th day of November, 2002, it is hereby agreed by and between ConvaTec, a division of E. R. Squibb & Sons, L.L.C., 200 Headquarters Park Drive, Skillman, New Jersey 08558 (hereinafter "CONVATEC") and BioProgress Technology International, Inc., 9055 Huntcliffe Trace, Atlanta, GA 30350 (hereinafter "LICENSOR") as follows:

     WHEREAS, by the agreement of August 27, 2002 (hereinafter "Agreement") by and between LICENSOR and CONVATEC, a program to provide Product (as that term is defined in the Agreement) was established and LICENSOR granted to CONVATEC certain rights and licenses relating to patent rights and information of the LICENSOR concerning said Products; and

     WHEREAS, the LICENSOR and CONVATEC have undertaken their respective rights and obligations under the said Agreement and continue to do so to date; and

     WHEREAS, the LICENSOR and CONVATEC wish to amend the Agreement of August 27, 2002 in certain particulars:

     NOW THEREFORE, the License Agreement of LICENSOR and CONVATEC of August 27, 2002 is amended as follows, effective upon the date of execution specified hereinabove:

     1. ARTICLE III ("PRODUCT DELIVERY MILESTONE PROGRAM") of the Agreement is hereby amended so as to delete the language:

            "Upon Delivery to CONVATEC of one thousand (1000) clinical trial samples of Product meeting the criteria of CONVATEC for use in human clinical trials, including CE marking, plus provision of such market research materials as shall be agreed by LICENSOR and CONVATEC:
            $*"

          In the place of said deleted language shall be substituted the following language:

            "Upon complete execution of this First Amendment to License
            Agreement: $*

            Upon Delivery to CONVATEC of one thousand (1000) clinical trial samples of Product meeting the criteria of CONVATEC for use in human clinical trials, including CE marking, plus provision of such market research materials as shall be agreed by LICENSOR and CONVATEC:
            $*."

     2. The amended payments as provided for in paragraph One (1) of this First Amendment to License Agreement shall each be subject to the electronic transfer payment provision of Article III of the Agreement.

     3. ATTACHMENT B (LICENSED PATENTS) to the Agreement is hereby amended so as to substitute the revised ATTACHMENT B (which is hereunto attached to this First Amendment to License Agreement) for the original version of ATTACHMENT B which was attached to the Agreement.

     4. In all other respects, the Agreement of August 27, 2002 is affirmed and ratified.


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to License Agreement on the day first above written.


BIOPROGRESS TECHNOLOGY                            CONVATEC, a Division of
INTERNATIONAL, INC.                               E.R. Squibb & Sons, L.L.C.

    /s/ Graham Robert Mason Hind                      /s/ Gary C. Restani
By: ____________________________                  By: _________________________
                                                          Gary C. Restani

           Director                                          President
Title: _________________________                  Title:  _____________________

          14/11/2002
Date:  _________________________                  Date:   _____________________

WITNESS:
     /s/ [illegible]
_______________________________                   _____________________________

                                  ATTACHMENT B

                  United States Patent Number: US 6,217,562 B1

                         Date of Patent: April 17, 2001

OSTOMY 1

WATER-DISPERSIBLE DISPOSABLE ENCLOSURE
--------------------------------------
GB - GRANTED (SOLVENT INVENTION)
DIV GB9610947.5
APPN NO. GB9906522.9
APPN DATE 23.3.99
PUBN NO. GB2333462
PUBN DATE 28.7.99
GRANT DATE 1.12.99
--------------------------------------
US - GRANTED
APPN NO. 08/952,915
APPN DATE 24.5.96
GRANT NO. 6217562
GRANT DATE 17.4.2001
--------------------------------------
EP - EXAMINED (SOLVENT INVENTION)
APPN NO. 96919913.2
APPN DATE 24.5.96
PUBN NO EP0833596
--------------------------------------

WO  Examined
APPN NO. PCT/GB96/01267
APPN DATE 24.5.96
PUBN NO. WO 96/37171
--------------------------------------

GB FILED (DRAINAGE BAG)
APPN NO. GB0121422.1
APPN DATE 5.9.01
--------------------------------------

PCT FILED (DRAINAGE BAG)
APPN NO PCT/GB02/04005
APPN DATE 30.8.02
PRIORITY APPN GB0121422.1
PRIORITY DATE 5.9.01
--------------------------------------

Copies to be attached